As filed with the Securities and Exchange Commission on March 30, 2011
Registration No. 33-31805

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New Jersey
(State or Other Jurisdiction of Incorporation or Organization)
21-0682685
(I.R.S. Employer Identification Number)
520 Fellowship Road, Suite A114, Mt. Laurel, NJ 08054
(Address of Principal Executive Offices) (Zip Code)
SL Industries, Inc. Savings and Pension Plan
(Full Title of the Plan)
Louis J. Belardi Chief Financial Officer SL Industries, Inc. 520 Fellowship Road, Suite A114 Mt. Laurel, NJ 08054
(Name and Address of Agent For Service)
856-727-1500
(Telephone number, including area code, of agent for service)

Copy to:

Adam Finerman, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022-1106 (212) 451-2300
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On October 27, 1989, SL Industries, Inc., a New Jersey corporation (the “Company”), filed a registration statement on Form S-8 (Registration No. 33-31805) (the “Registration Statement”) with the United States Securities and Exchange Commission registering participants’ interests in the SL Industries, Inc. Savings and Pension Plan (the “Plan”) and 300,000 shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”), issuable under the Plan. The 300,000 shares of Common Stock noted in the immediately preceding sentence does not take into account corporate actions, such as stock splits, taken since the filing of the Registration Statement.

In December 2010, the Company closed the Company Stock Fund in the Plan and it is therefore filing this Post-Effective Amendment to the Registration Statement to deregister the interests in the Plan and the Common Stock previously registered but unsold under the Plan by the Company pursuant to the Registration Statement.  The Company is therefore hereby terminating the effectiveness of the Registration Statement and withdrawing from registration all interests in the Plan and all shares of Common Stock remaining available for sale pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-31805) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on the 30th day of March, 2011.

SL INDUSTRIES, INC.

By:	/s/ Louis J. Belardi
Name:	Louis J. Belardi
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE
/s/ William T. Fejes	Chief Executive Officer	March 30, 2011
William T. Fejes	(Principal Executive Officer)
/s/ Louis J. Belardi	Chief Financial Officer	March 30, 2011
Louis J. Belardi	(Principal Financial Officer)
/s/ Glen M. Kassan	Chairman of the Board	March 30, 2011
Glen M. Kassan
/s/ Warren G. Lichtenstein	Director	March 30, 2011
Warren G. Lichtenstein
/s/ Avrum Gray	Director	March 30, 2011
Avrum Gray
/s/ James A. Risher	Director	March 30, 2011
James A. Risher
/s/ John H. McNamara	Director	March 30, 2011
John H. McNamara
/s/ Mark E. Schwarz	Director	March 30, 2011
Mark E. Schwarz